Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:

Rick Filippelli, President and CEO TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873 866-352-5304	Donald C. Weinberger/Alisa Steinberg (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com alisa@wolfeaxelrod.com

TeamStaff, Inc. Announces Results From

Annual Meeting of Shareholders

Somerset, N.J., April 17, 2008 – TeamStaff, Inc. (Nasdaq: TSTF), a national provider of healthcare and administrative staffing services, today announced the results from the Company’s Annual Meeting of Shareholders held on April 17, 2008, at the Holiday Inn located in Somerset, New Jersey.

At the annual meeting, shareholders approved the election of Rick J. Filippelli and Martin J. Delaney to serve as Class III Directors. In addition, the Company’s shareholders also approved a proposal to grant the Company’s board of directors the authority to effect a reverse stock split of the Company’s outstanding shares of Common Stock. Immediately following the meeting, the Company implemented a one-for-four reverse split of the Company’s common stock.

The reverse split will become effective on April 21, 2008, at which time the Company’s common stock will begin trading on The Nasdaq Global Market on a split-adjusted basis. The Company’s common stock will trade under the symbol “TSTFD” for a period of twenty trading days following the implementation of the reverse split to denote the reverse split, after which time the trading symbol will revert to “TSTF”. Additional information regarding the reverse stock split can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2008.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff Government Solutions. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff Government Solutions specializes in providing medical, logistics and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.